Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, MAY 7, 2013

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FIRST QUARTER 2013

Williamsburg, Virginia – May 7, 2013 – Sotherly Hotels Inc. (NASDAQ: SOHO), formerly MHI Hospitality Corporation (NASDAQ: MDH) (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the first quarter ended March 31, 2013. The Company’s results include the following*:

	Three Months ended
	March 31, 2013	March 31, 2012
	($ in thousands except per share data)

Total Revenue	$20,190	$20,025
Net loss attributable to the Company	(2,595)	(2,294)

EBITDA	1,880	2,836
Adjusted EBITDA	4,622	4,014
Hotel EBITDA	4,848	4,448

FFO	(1,168)	(663)
Adjusted FFO	2,173	1,206

Net loss per diluted share attributable to the Company	$(0.24)	$(0.23)
FFO per share and unit	(0.09)	(0.05)
Adjusted FFO per share and unit	0.17	0.09

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties increased 3.3 percent over the first quarter 2012 to $74.93 driven by a 4.1 percent increase in average daily rate (“ADR”).

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•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $4.8 million during the first quarter 2013, an increase of 9.0% or approximately $0.4 million over the first quarter 2012.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.6 million during the first quarter 2013, an increase of 15.1% or approximately $0.6 million over the first quarter 2012.

•	Adjusted FFO. The Company generated adjusted FFO of approximately $2.2 million during the first quarter 2013, an increase of 80.2% or approximately $1.0 million over the first quarter 2012.

•

Common Dividends. As previously reported on April 25, 2013, the Company announced a quarterly dividend (distribution) on its common stock of $0.035 per share (and unit), payable on July 11, 2013 to stockholders (and unitholders) of record as of June 14, 2013.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Although we experienced slower than expected top line growth, our management team continued to increase average daily rate, leading to improved margins and resulting in solid first quarter results. During the first quarter 2013, adjusted FFO increased 80.2% and adjusted EBITDA increased 15.1% over the first quarter 2012.”

Financing Transactions

On March 22, 2013, the Company amended the original $8.0 million mortgage secured by its Doubletree by Hilton Brownstone-University hotel with its existing lender, Premier Bank, Inc. With the amendment, the loan’s principal amount was increased to $10.0 million. The mortgage’s interest rate will remain at 5.25% and the loan was amended to remove any prepayment penalty. Proceeds of the mortgage amendment were used to redeem approximately 1,902 shares of the Company’s Series A Cumulative Redeemable Preferred Stock for an aggregate redemption price of approximately $2.1 million plus the payment of related accrued and unpaid cash and stock dividends.

Balance Sheet/Liquidity

At March 31, 2013, the Company had approximately $10.3 million of available cash and cash equivalents, of which approximately $3.1 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $153.3 million in outstanding debt at a weighted average interest rate of approximately 5.55%. At March 31, 2013, the Company also had $7.0 million of availability under its existing Note Agreement with Essex Equity High Income Joint Investment Vehicle, LLC.

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2013 Outlook

The Company reiterates its previous guidance for 2013 which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. These projections are based on estimates of occupancy and average daily rates that are consistent with calendar year 2013 forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2013:

	Low Range	High Range
	Y/E Dec 31, 2013	Y/E Dec 31, 2013
	($ in thousands except per share data)

Total Revenue	$87,425	$91,170
Net income (loss)	(2,131)	90

EBITDA	18,165	20,485
Adjusted EBITDA	20,065	22,285
Hotel EBITDA	22,465	24,435

FFO	7,164	9,384
Adjusted FFO	10,164	12,384

Net income (loss) per share attributable to the Company	$(0.16)	$0.01
FFO per share and unit	0.55	0.72
Adjusted FFO per share and unit	0.78	0.95

Earnings Call/Webcast

The Company will conduct its first quarter 2013 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, May 7, 2013. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6016 (United States) or 855-669-9657 (Canada) or +1 412-317-6016 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on May 7, 2013 through March 31, 2014. To access the rebroadcast, dial 877-344-7529 and enter conference number 10027519. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until March 31, 2014.

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About Sotherly Hotels Inc.

Sotherly Hotels Inc., formerly MHI Hospitality Corporation, is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in ten hotel properties, nine of which are wholly-owned and comprise 2,113 rooms. The Company also has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. All of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Director - Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including recessionary economic conditions existing over the last several years, that affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the magnitude, sustainability and timing of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire

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additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$175,453,822	$176,427,904
Investment in joint venture	9,108,706	8,638,967
Cash and cash equivalents	7,234,053	7,175,716
Restricted cash	3,118,903	3,079,894
Accounts receivable, net	2,304,793	1,478,923
Accounts receivable-affiliate	7,105	8,657
Prepaid expenses, inventory and other assets	2,389,409	1,684,951
Shell Island sublease, net	420,343	480,392
Deferred income taxes	2,387,586	2,649,282
Deferred financing costs, net	2,225,584	2,406,183

TOTAL ASSETS	$204,650,304	$204,030,869

LIABILITIES
Mortgage debt	$136,923,431	$135,674,432
Loans payable	4,025,220	4,025,220
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 12,396 and 14,228 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	12,395,744	14,227,650
Accounts payable and accrued liabilities	8,488,698	6,786,684
Advance deposits	940,531	625,822
Dividends and distributions payable	456,684	389,179
Warrant derivative liability	7,738,817	4,969,752

TOTAL LIABILITIES	170,969,125	166,698,739

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	—	—

Common stock, par value $0.01; 49,000,000 shares authorized; 10,125,286 shares and 9,999,786 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	101,253	99,998
Additional paid in capital	57,303,413	57,020,979
Distributions in excess of retained earnings	(30,128,693)	(27,179,392)

Total Sotherly Hotels Inc. stockholders’ equity	27,275,973	29,941,585
Noncontrolling interest	6,405,206	7,390,545

TOTAL EQUITY	33,681,179	37,332,130

TOTAL LIABILITIES AND EQUITY	$204,650,304	$204,030,869

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Quarter ended	Quarter ended
	March 31, 2013	March 31, 2012
REVENUE
Rooms department	$14,249,959	$13,943,706
Food and beverage department	4,851,571	4,994,465
Other operating departments	1,088,282	1,086,975

Total revenue	20,189,812	20,025,146

EXPENSES
Hotel operating expenses
Rooms department	4,013,733	3,950,486
Food and beverage department	3,224,480	3,397,386
Other operating departments	106,674	123,493
Indirect	7,815,061	7,936,089

Total hotel operating expenses	15,159,948	15,407,454

Depreciation and amortization	2,052,821	2,179,963
Corporate general and administrative	1,093,787	1,131,587

Total operating expenses	18,306,556	18,719,004

NET OPERATING INCOME	1,883,256	1,306,142

Other income (expense)
Interest expense	(2,680,547)	(3,288,630)
Interest income	3,906	4,683
Equity income in joint venture	469,739	265,794
Unrealized loss on warrant derivative	(2,769,065)	(1,163,758)

Net loss before taxes	(3,092,711)	(2,875,769)
Income tax provision	(263,055)	(104,575)

Net loss	(3,355,766)	(2,980,344)
Add: Net loss attributable to the noncontrolling interest	760,850	685,989

Net loss attributable to the Company	$(2,594,916)	$(2,294,355)

Basic	$(0.26)	$(0.23)
Diluted	$(0.24)	$(0.23)
Weighted average number of shares outstanding
Basic	10,080,375	9,983,105
Diluted	10,887,599	10,188,737

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following table illustrates the key operating metrics for the three months ended March 31, 2013 and 2012, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties). The table excludes performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties	Three Months Ended March 31,
	2013	2012	Variance

Occupancy	65.6%	66.1%	–0.7%
ADR	$114.19	$109.71	4.1%
RevPAR	$74.93	$72.52	3.3%

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended March 31,
	2013	2012

Net loss attributable to the Company	$(2,594,916)	$(2,294,355)
Noncontrolling interest	(760,850)	(685,989)
Depreciation and amortization	2,052,821	2,179,963
Equity in depreciation and amortization of joint venture	135,101	137,815

FFO	(1,167,844)	(662,566)
Unrealized (gain)/loss on hedging activities(1)	(27,323)	14,681
Unrealized loss on warrant derivative	2,769,065	1,163,758
(Increase) decrease in deferred income taxes	261,696	218,274
Loss on early extinguishment of debt(2)	337,136	471,396

Adjusted FFO	$2,172,730	$1,205,543

Weighted average shares outstanding	10,080,375	9,983,105
Weighted average units outstanding	2,955,617	2,984,839

Weighted average shares and units	13,035,992	12,967,944

FFO per share and unit	$(0.09)	$(0.05)

Adjusted FFO per share and unit	$0.17	$0.09

	Three months ended March 31,
	2013	2012

Net loss attributable to the Company	$(2,594,916)	$(2,294,355)
Noncontrolling interest	(760,850)	(685,989)
Interest expense	2,680,547	3,288,630
Interest income	(3,906)	(4,683)
Income tax provision	263,055	104,575
Depreciation and amortization	2,052,821	2,179,963
Equity in interest expense and depreciation and amortization of joint venture	243,170	247,515

EBITDA	1,879,921	2,835,656
Unrealized (gain)/loss on hedging activities(1)	(27,323)	14,681
Unrealized loss on warrant derivative	2,769,065	1,163,758

Adjusted EBITDA	4,621,663	4,014,095
Corporate general and administrative(3)	1,093,787	1,131,587
Equity in Adjusted EBITDA of joint venture	(685,586)	(527,990)
Net lease rental income	(87,500)	(87,500)
Other fee income	(94,323)	(82,616)

Hotel EBITDA	$4,848,041	$4,447,576

(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.
(3)	Excludes aborted offering costs.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and should be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by GAAP or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company believes that excluding the effect of corporate-level expenses and non-cash items, and the portion of these items that relate to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company previously reported hotel EBITDA as Adjusted Operating Income.

Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.